Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Nick Hengst
+1.414.906.7356
nicholas.hengst@manpowergroup.com

ManpowerGroup Reports 2nd Quarter 2024 Results

•
Revenues of $4.5 billion (-7% as reported, -3% constant currency)
•
Continuation of challenging environment in North America and Europe during the quarter, solid demand in Latin America and Asia-Pacific region
•
Gross profit margin of 17.4%. Staffing margins remained solid; permanent recruitment levels stepped down slightly from the previous quarter
•
SG&A reduced further during the quarter (-9% as reported, -7% constant currency, -5% constant currency as adjusted[1])
•
$27 million of common stock repurchased during the quarter

MILWAUKEE, July 18, 2024 -- ManpowerGroup (NYSE: MAN) today reported net earnings of $1.24 per diluted share for the three months ended June 30, 2024 compared to net earnings of $1.29 per diluted share in the prior year period. Net earnings in the quarter were $60.1 million compared to net earnings of $65.2 million a year earlier. Revenues for the first quarter were $4.5 billion, a 7% decrease from the prior year period.

The quarter included final run-off losses related to the Proservia Germany business. These losses reduced earnings per share by $0.06 in the second quarter. Excluding these losses, earnings per share was $1.30 per diluted share in the quarter representing a decrease of 12% in constant currency.[2]

Financial results in the quarter were also impacted by the U.S. dollar relative to foreign currencies compared to the prior year period. The second quarter earnings per share guidance estimated a negative 7 cents foreign currency impact and the actual impact was slightly worse at negative 8 cents. On a constant currency basis, revenues decreased 3% compared to the prior year period.

[1] Adjusted to exclude restructuring costs in the prior year and Proservia Germany run-off costs in the current year.

[2] The prior year period included restructuring costs and Argentina related currency translation losses which reduced earnings per share by $0.29 which are also excluded when determining the year over year trend.

Jonas Prising, ManpowerGroup Chairman & CEO, said, “Employers in North America and Europe continue to remain cautious. Permanent recruitment activity softened slightly further from the previous quarter, while staffing and solutions activity remained relatively stable across most of our large markets. We continue to prioritize the execution of our strategic initiatives and driving sales activities while balancing costs to align with the current operating environment.

We anticipate diluted earnings per share in the third quarter will be between $1.25 and $1.35, which includes an estimated unfavorable currency impact of 5 cents. Our guidance excludes any restructuring costs and any Argentina related impact of non-cash currency translation losses.”

Net earnings for the six months ended June 30, 2024 were $99.8 million, or net earnings of $2.05 per diluted share compared to net earnings of $143.0 million, or net earnings of $2.80 per diluted share in the prior year, respectively. The current year to date period included run-off losses related to the Proservia Germany business and Argentina hyperinflationary related non-cash currency translation losses which reduced earnings per share by 20 cents. Excluding the net impact of these charges, earnings per share for the six-month period was $2.25 per diluted share representing a decrease of 26% in constant currency.[3] Revenues for the six-month period were $8.9 billion, representing a decrease of 7% compared to the prior year or a decrease of 4% in constant currency. Earnings per share for the six-month period were negatively impacted by 12 cents due to changes in foreign currencies compared to the prior year.

In conjunction with its second quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on July 18, 2024 at 7:30 a.m. central time (8:30 a.m. eastern time). Prepared remarks for the conference call, webcast details, presentation and recordings are included within the Investor Relations section of manpowergroup.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/.

[3] The prior year period included restructuring costs and Argentina related currency translation losses which reduced earnings per share by $0.39 which are also excluded when determining the year over year trend.

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing, and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis, and Talent Solutions – creates substantially more value for candidates and clients across more than 70 countries and territories and has done so for 75 years. We are recognized consistently for our diversity – as a best place to work for Women, Inclusion, Equality, and Disability, and in 2024 ManpowerGroup was named one of the World's Most Ethical Companies for the 15th time – all confirming our position as the brand of choice for in-demand talent. For more information, visit www.manpowergroup.com.

Forward-Looking Statements

This press release contains statements, including statements regarding economic and geopolitical uncertainty, trends in labor demand and the future strengthening of such demand, financial outlook, and the Company’s strategic initiatives and technology investments that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2023, which information is incorporated herein by reference.

The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

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ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2024	2023	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,520.7	$4,856.1	-6.9%	-3.5%
Cost of services	3,734.8	3,993.8	-6.5%	-3.0%
Gross profit	785.9	862.3	-8.9%	-5.7%
Selling and administrative expenses	684.8	754.7	-9.3%	-6.5%
Operating profit	101.1	107.6	-6.1%	-0.1%
Interest and other expenses, net	8.7	11.8	-26.3%
Earnings before income taxes	92.4	95.8	-3.6%	2.8%
Provision for income taxes	32.3	30.6	5.6%
Net earnings	$60.1	$65.2	-7.8%	-1.8%
Net earnings per share - basic	$1.25	$1.30	-3.5%
Net earnings per share - diluted	$1.24	$1.29	-3.6%	2.8%
Weighted average shares - basic	47.9	50.2	-4.5%
Weighted average shares - diluted	48.4	50.7	-4.4%
(a)
Revenues from services include fees received from our franchise offices of $4.0 million and $3.3 million for the three months ended June 30, 2024 and 2023, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $287.7 million and $250.6 million for the three months ended June 30, 2024 and 2023, respectively.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2024	2023 (a)	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$697.0	$709.1	-1.7%	-1.7%
Other Americas	367.4	389.6	-5.7%	17.1%
	1,064.4	1,098.7	-3.1%	5.0%
Southern Europe:
France	1,184.9	1,278.2	-7.3%	-6.2%
Italy	434.9	457.8	-5.0%	-3.9%
Other Southern Europe	478.2	490.9	-2.6%	0.0%
	2,098.0	2,226.9	-5.8%	-4.4%
Northern Europe	837.3	952.5	-12.1%	-12.0%
APME	541.4	599.4	-9.7%	-2.0%
	4,541.1	4,877.5
Intercompany Eliminations	(20.4)	(21.4)
	$4,520.7	$4,856.1	-6.9%	-3.5%
Operating Unit Profit (Loss):
Americas:
United States	$27.4	$23.1	18.7%	18.7%
Other Americas	17.7	20.1	-12.1%	2.0%
	45.1	43.2	4.4%	10.9%
Southern Europe:
France	40.3	49.5	-18.5%	-17.6%
Italy	34.0	36.3	-6.3%	-5.2%
Other Southern Europe	8.9	6.8	28.3%	33.5%
	83.2	92.6	-10.3%	-9.0%
Northern Europe	(2.4)	(9.7)	75.6%	73.1%
APME	25.0	25.7	-2.0%	8.2%
	150.9	151.8
Corporate expenses	(41.7)	(35.5)
Intangible asset amortization expense	(8.1)	(8.7)
Operating profit	101.1	107.6	-6.1%	-0.1%
Interest and other expenses, net (c)	(8.7)	(11.8)
Earnings before income taxes	$92.4	$95.8

(a) Effective January 1, 2024, our segment reporting was realigned to include our Puerto Rico business within Other Americas. Accordingly, our reportable segment, United States, is now adjusted to exclude Puerto Rico. All previously reported results have been restated to conform to the current year presentation.

(b) In the United States, revenues from services include fees received from our franchise offices of $3.2 million and $2.6 million for the three months ended June 30, 2024 and 2023, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $99.8 million and $100.8 million for the three months ended June 30, 2024 and 2023, respectively.

(c) The components of interest and other expenses, net were:

	2024	2023
Interest expense	$22.0	$20.0
Interest income	(8.6)	(8.4)
Foreign exchange loss	1.8	5.1
Miscellaneous income	(6.5)	(4.9)
	$8.7	$11.8

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2024	2023	Reported	Currency
	(Unaudited)
Revenues from services (a)	$8,924.0	$9,608.4	-7.1%	-4.5%
Cost of services	7,374.4	7,883.0	-6.5%	-3.7%
Gross profit	1,549.6	1,725.4	-10.2%	-7.9%
Selling and administrative expenses	1,382.6	1,499.9	-7.8%	-5.8%
Operating profit	167.0	225.5	-25.9%	-21.9%
Interest and other expenses, net	17.1	19.3	-11.4%
Earnings before income taxes	149.9	206.2	-27.3%	-23.0%
Provision for income taxes	50.1	63.2	-20.7%
Net earnings	$99.8	$143.0	-30.2%	-26.0%
Net earnings per share - basic	$2.07	$2.84	-26.9%
Net earnings per share - diluted	$2.05	$2.80	-26.8%	-22.5%
Weighted average shares - basic	48.1	50.4	-4.6%
Weighted average shares - diluted	48.7	51.0	-4.6%
(a)
Revenues from services include fees received from our franchise offices of $7.3 million and $7.2 million for the six months ended June 30, 2024 and 2023, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $564.9 million and $500.8 million for the six months ended June 30, 2024 and 2023, respectively.

ManpowerGroup

Operating Unit Results

(In millions)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2024	2023 (a)	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$1,377.4	$1,450.7	-5.1%	-5.1%
Other Americas	723.4	778.2	-7.0%	14.8%
	2,100.8	2,228.9	-5.7%	1.9%
Southern Europe:
France	2,304.2	2,447.5	-5.9%	-5.8%
Italy	839.2	880.0	-4.6%	-4.6%
Other Southern Europe	935.9	967.3	-3.3%	-1.6%
	4,079.3	4,294.8	-5.0%	-4.6%
Northern Europe	1,707.6	1,920.1	-11.1%	-12.1%
APME	1,076.5	1,205.3	-10.7%	-3.4%
	8,964.2	9,649.1
Intercompany Eliminations	(40.2)	(40.7)
	8,924.0	9,608.4	-7.1%	-4.5%
Operating Unit Profit (Loss):
Americas:
United States	$39.4	$53.1	-25.9%	-25.9%
Other Americas	31.8	38.7	-17.8%	-6.3%
	71.2	91.8	-22.5%	-17.6%
Southern Europe:
France	73.4	94.4	-22.2%	-22.2%
Italy	61.4	67.0	-8.3%	-8.2%
Other Southern Europe	18.3	21.1	-13.7%	-10.6%
	153.1	182.5	-16.1%	-15.7%
Northern Europe	(2.4)	(4.7)	49.4%	35.0%
APME	44.9	46.8	-3.8%	6.0%
	266.8	316.4
Corporate expenses	(83.4)	(73.4)
Intangible asset amortization expense	(16.4)	(17.5)
Operating profit	167.0	225.5	-25.9%	-21.9%
Interest and other expenses, net (c)	(17.1)	(19.3)
Earnings before income taxes	$149.9	$206.2

(a) Effective January 1, 2024, our segment reporting was realigned to include our Puerto Rico business within Other Americas. Accordingly, our reportable segment, United States, is now adjusted to exclude Puerto Rico. All previously reported results have been restated to conform to the current year presentation.

(b) In the United States, revenues from services include fees received from our franchise offices of $5.6 million and $5.8 million for the six months ended June 30, 2024 and 2023, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $187.2 million and $200.1 million for the six months ended June 30, 2024 and 2023, respectively.

(c) The components of interest and other expenses, net were:

	2024	2023
Interest expense	$42.4	$38.7
Interest income	(16.7)	(16.5)
Foreign exchange loss	4.2	8.2
Miscellaneous income	(12.8)	(11.1)
	$17.1	$19.3

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$468.9	$581.3
Accounts receivable, net	4,595.7	4,830.0
Prepaid expenses and other assets	168.7	160.8
Total current assets	5,233.3	5,572.1
Other assets:
Goodwill	1,573.2	1,586.8
Intangible assets, net	499.8	519.6
Operating lease right-of-use assets	381.5	414.0
Other assets	643.7	607.8
Total other assets	3,098.2	3,128.2
Property and equipment:
Land, buildings, leasehold improvements and equipment	513.7	526.5
Less: accumulated depreciation and amortization	391.6	396.6
Net property and equipment	122.1	129.9
Total assets	$8,453.6	$8,830.2
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,589.5	$2,723.0
Employee compensation payable	221.3	243.1
Accrued liabilities	572.2	693.0
Accrued payroll taxes and insurance	656.8	695.8
Value added taxes payable	401.4	432.7
Short-term borrowings and current maturities of long-term debt	136.8	12.1
Total current liabilities	4,578.0	4,799.7
Other liabilities:
Long-term debt	961.7	990.5
Long-term operating lease liability	294.8	323.2
Other long-term liabilities	473.2	482.7
Total other liabilities	1,729.7	1,796.4
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,524.3	3,514.9
Retained earnings	3,839.3	3,813.0
Accumulated other comprehensive loss	(500.4)	(466.0)
Treasury stock, at cost	(4,727.5)	(4,639.8)
Total ManpowerGroup shareholders' equity	2,136.9	2,223.3
Noncontrolling interests	9.0	10.8
Total shareholders' equity	2,145.9	2,234.1
Total liabilities and shareholders' equity	$8,453.6	$8,830.2

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended
	June 30,
	2024	2023
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$99.8	$143.0
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	43.0	42.6
Deferred income taxes	7.8	14.3
Provision for doubtful accounts	3.7	2.9
Share-based compensation	15.0	12.0
Changes in operating assets and liabilities:
Accounts receivable	107.9	186.3
Other assets	(70.1)	(63.2)
Other liabilities	(229.0)	(369.1)
Cash used in operating activities	(21.9)	(31.2)
Cash Flows from Investing Activities:
Capital expenditures	(23.7)	(34.6)
Proceeds from the sales of subsidiaries and property and equipment	2.1	0.1
Cash used in investing activities	(21.6)	(34.5)
Cash Flows from Financing Activities:
Net change in short-term borrowings	49.2	(9.5)
Net proceeds from revolving debt facility	76.0	4.0
Proceeds from long-term debt	0.5	0.4
Repayments of long-term debt	(1.0)	(0.5)
Payments of contingent consideration for acquisitions	(2.8)	—
Proceeds from share-based awards	0.7	1.7
Payments to noncontrolling interests	(0.2)	(0.6)
Other share-based award transactions	(10.5)	(9.8)
Repurchases of common stock	(77.0)	(79.9)
Dividends paid	(73.5)	(73.1)
Cash used in financing activities	(38.6)	(167.3)
Effect of exchange rate changes on cash	(30.3)	1.6
Change in cash and cash equivalents	(112.4)	(231.4)
Cash and cash equivalents, beginning of period	581.3	639.0
Cash and cash equivalents, end of period	$468.9	$407.6